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                             Exhibit 21

                        List of Subsidiaries

                                 of

                            Rollins, Inc.



The following list sets forth subsidiaries of Rollins, Inc. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.

                                          State/Country of
       Name                                Incorporation
       ----                               ----------------

Orkin Exterminating Company, Inc.         Delaware

       Orkin Systems, Inc.                     Delaware
       Dettelbach Pesticide Corporation        Georgia
       Kinro Advertising Company               Delaware
       Orkin Expansion, Inc.                   Delaware
       Orkin S.A. de C.V.                      Mexico
       Orkin International, Inc.               Delaware
            Orkin Canada, Inc.                 Canada
            Orkin (Bahamas) Limited            Bahamas

Rollins Continental, Inc.                 New York

Rollins Expansion, Inc.                   Delaware

Rollins Supply, Inc.                      Delaware

Red Diamond Insurance Co.                 Vermont
